FORM OF EMPLOYMENT AGREEMENT
                           FOR CHIEF EXECUTIVE OFFICER

         This Agreement is made as of July 26, 1999 by and between The Musicland Group, Inc., a Delaware corporation (the "Company"), Musicland Stores Corporation, a Delaware corporation (the "Parent") and _______________ (the "Executive").

         WHEREAS the Company and the Parent have employed Executive pursuant to the terms of Employment and Change of Control Agreements dated August 25, 1988, as amended January 22, 1992 and November 27, 1995 (the "Prior Agreements");

         WHEREAS the Company and the Parent desire to continue to employ Executive in accordance with the terms and conditions stated in this Agreement, which shall replace and supersede the Prior Agreements; and

         WHEREAS Executive desires to continue employment pursuant to the terms and conditions of this Agreement and acknowledges that this Agreement replaces and supersedes the Prior Agreements;

         NOW, THEREFORE, for the consideration described below, the parties agree as follows:

I.  EMPLOYMENT

    1.1  Employment As Executive.  During the Period of Employment described  in
Section 1.3 below, the Company and the Parent hereby agree to employ Executive as Chairman and Chief Executive Officer of the Company and the Parent, unless terminated earlier pursuant to Article III of this Agreement. Executive accepts such employment pursuant to the terms of this Agreement. Executive shall be responsible for managing the Company and the Parent and shall perform such duties and responsibilities as may be determined from time to time by the Boards of Directors of the Company and the Parent, which shall be consistent with his position as a Chief Executive Officer of the Company and the Parent. The Company and the Parent shall nominate and use their best efforts to secure the election of Executive as a member of the Boards of Directors of the Company and the Parent, and Executive shall serve as Director of the Company and the Parent without additional compensation other than as provided herein. Executive shall not be required to perform his duties hereunder for more than 60 working days in any year, or for more than 21 consecutive days at any one time, at any office located in any place other than the Minneapolis, Minnesota metropolitan area.

    1.2  Exclusive  Services.   Executive  agrees  to  devote   his  full  time,
attention, and energy to performing his duties and responsibilities to the Company and the Parent


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under this Agreement during the period  that this Agreement is in effect, except for reasonable vacations, illness, or incapacity, provided that nothing in this Agreement shall preclude Executive from devoting time during reasonable periods required for (i) serving as a director or member of a committee of any organization or company involving no conflict of interest with the Company or the Parent; (ii) delivering lectures, fulfilling speaking engagements; (iii) engaging in charitable and community activities; and (iv) managing personal or family finances and investments; provided that such activities do not materially interfere with the performance of his duties hereunder.

    1.3 Period of Employment. The Period of Employment shall be determined as follows:

    (a) Except as provided in subsection (b) in the event of a Change of Control as defined in Section 4.1, the Period of Employment hereunder shall be from July 26, 1999 through July 26, 2002, subject to extension or termination as hereinafter provided. The then-existing Period of Employment shall be automatically extended by one additional year (to the next subsequent July 26, but in no event shall the Period of Employment extend beyond the first day of the month next succeeding the month in which Executive attains age 65) unless the Company shall deliver to Executive or Executive shall deliver to the Company written notice at least 30 months prior to the expiration of the then-existing Period of Employment that the Period of Employment will not be extended. In such case, the Period of Employment will end at the expiration of the then-existing Period of Employment hereunder, including any previous extension, and shall not be further extended except by agreement of the Company and Executive. (For example, in order to avoid the automatic extension of the expiration of the Period of Employment from July 26, 2002 to July 26, 2003, notice must be given by January 26, 2000.)

    (b) If upon an event constituting a Change of Control the remaining period in the then-existing Period of Employment (as determined under subsection (a) above) is less than 36 months, the Period of Employment shall be extended so that the expiration is on the last business day of the 36th calendar month following such Change of Control. No adjustment will be made if the remaining period is more than 36 months at the time of the Change in Control. In either case, the automatic one year extensions shall continue to apply as provided in subsection (a) above. (For example, if a Change in Control occurs January 1, 2000, the remaining period in the Period of Employment (ending July 26, 2002) is less than 36 months and would be extended to expire January 1, 2003. In order to avoid automatic extension of the adjusted Period of Employment to January 1, 2004, notice must be given by July 1, 2000.)


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    (c)  The Period of  Employment  shall  continue until the expiration  of all automatic extensions effected as aforesaid, unless and until it sooner ceases or is terminated as provided in Article III.

II. COMPENSATION, BENEFITS, AND PERQUISITES

    2.1 Salary. During the Period of Employment, the Company shall pay Executive a base salary at the annual rate of $___________ commencing January 1, 1999. The base salary shall be payable in equal bi-weekly installments. The Compensation Committee of the Board of Directors of the Company may review the salary periodically and may in its sole discretion increase it to reflect performance and other factors in accordance with the Company's customary procedures and practices regarding the salaries of senior officers.

    2.2 Disability Pay. In the event of the disability of Executive (within the meaning of the Company's disability benefit plans in effect at the time of Executive's disability), the obligation of the Company to make payments of salary under Section 2.1 shall cease as of the date Executive begins receiving benefits under the Company's short-term salary continuation plan, and Executive shall be entitled to benefits under the Company's disability benefit plans in accordance with the terms of such plans. Notwithstanding the terms of this Agreement, the Company retains the right to amend, reduce or terminate its disability benefit plans at any time so long as such amendments, reductions or terminations apply equally to all senior officers.

    2.3 Employee Benefits. Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other senior officers under the applicable Company plans and policies. Executive's participation in such benefit plans shall be on the same basis as applies to other senior officers of the Company and subject to the terms of applicable law, plan documents, and insurance policies. Executive shall pay contributions, if any, which are generally required of the Company's senior officers in order to receive any such benefits. Specifically, Executive shall:

    (a) participate in the Company's Management Incentive Plan and Long-Term Incentive Plan, or, if applicable, the shareholder approved Alternate Incentive Plan for Designated Senior Officers (the "Alternate Plan");

    (b) be considered by the Compensation Committee of the Board of Directors for possible grants of stock options, stock appreciation rights, restricted stock and deferred stock awards, under the Company's stock option plans, stock incentive plans, or any similar plan adopted by the Company or the Parent during the Period of Employment;

    (c) participate to the permitted extent he wishes in the Company's Capital Accumulation Plan;


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

    (d)  participate   in   the   Company's   Employees'  Retirement  Plan   and
         Supplemental Executive Retirement Plan;

    (e) participate in the Company's death benefit plans (consisting of its Group Life Insurance Plan, and accidental death and dismemberment insurance);

    (f) participate in the Company's disability benefit plans (consisting of its short-term salary continuation, short-term disability and long-term disability plans);

    (g) participate in its senior officer medical, dental, health and welfare plans;

    (h) participate in equivalent successor plans of the Company for which officers are eligible; and

    (i) be provided with one golf membership paid for by the Company regardles if any other senior officers are provided such perquisite.

Notwithstanding the foregoing, nothing in this agreement shall preclude any amendment or termination by the Company of any employee benefit plan or practice (other than (i) above), provided such amendment or termination is applicable to all of the Company's senior officers generally; provided, however, that in the event of a Change of Control as defined in Section 4.1 and through the Period of Employment described in Section 1.3(b), Executive shall be entitled to perquisites and benefits at least as favorable as those to which Executive was entitled immediately prior to the Change of Control, and to the extent such perquisites or benefits are not payable or provided under any such plan of the Company by reason of the amendment or termination thereof, the Company itself shall pay or provide therefor.

    2.4 Incentive Compensation Following Change of Control. In the event of a Change of Control as defined in Section 4.1 and through the Period of Employment described in Section 1.3(b), Executive shall receive an annual award under the Company's Management Incentive Plan, or, if applicable, the Alternate Plan, or a plan with substantially equivalent incentives and benefits that may be adopted by the Company, for each calendar year, or portion thereof, during the Period of Employment, which shall be payable as soon as practicable after the end of such calendar year and shall be equal to a percentage of Executive's base salary for such calendar year. Such percentage shall be the greater of (i) 60% or (ii) the average of the percentages, for each of the three preceding calendar years (or such lesser number of years that the Executive has been a participant in the plan), that result from dividing Executive's annual award under the Management Incentive Plan (or its successor) for such year by Executive's annual base salary for that year. Furthermore, Executive shall continue to be a full participant in the performance awards of the Company's Long-Term Incentive Plan, or, if applicable, the Alternate Plan, and any other long-term incentive plans of the Company, and any and all executive incentive plans in which executives of the

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Company participate that are in effect immediately prior to a Change of Control, or any amended or successor plans with at least as favorable terms that may be substituted and that may hereafter be adopted, including, without limitation, any plan relating to stock options, stock appreciation rights, restricted stock and deferred stock awards, or equivalent successor plans that may be adopted by the Company with at least the same reward opportunities that have heretofore been provided and with such improvements in such plans or other plans as may from time to time be made in accordance with the present practices of the Company.

    2.5 Employment Taxes and Withholding. Executive recognizes that the compensation, benefits, and other amounts provided by the Company under this Agreement may be subject to federal, state, or local income taxes. All such taxes shall be the responsibility of the Executive. To the extent that federal, state, or local law requires withholding of taxes on compensation, benefits, or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Executive under this Agreement.

    2.6 Company Not Responsible for Insured Benefits. In this Article II, the Company is agreeing to provide certain benefits in the form of premiums for insurance coverage. The Company and the Parent are not themselves promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company does not or cannot pay benefits it owes to Executive or his beneficiaries under the insurance policy, neither Executive nor his personal representative or beneficiary shall have any claim for benefits against the Company or the Parent.

    2.7 Expenses. Executive shall be entitled to receive reimbursement from the Company (in accordance with the policies and procedures then in effect for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services under this Employment Agreement.

III.TERMINATION OF EXECUTIVE'S EMPLOYMENT

    3.1 Termination of Employment. Notwithstanding any other provision of this Agreement, Executive's employment and the Period of Employment may be terminated pursuant to the following:

    (a) Executive's employment may be terminated by the Company or the Parent, on not less than 60 days' notice in writing, for Cause as defined in
         Section 3.2. After payment of all amounts accrued to Executive hereunder through the date of such notice, the Company and the Parent shall have no further obligation to the Executive hereunder except for the payment of benefits under the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan and Capital Accumulation Plan vested on such date.


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

    (b) Executive's employment may be terminated by the Company at any time for any reason other than Cause as defined in Section 3.2, or Executive may terminate his employment with the Company and the Parent for Good Reason as defined in Section 3.3. In the event of termination of employment by the Company without Cause, or termination by the Executive for Good Reason, the Company shall pay to Executive, as liquidated damages or severance pay or both, the amounts described in
         Section 3.4.

    (c) Executive may terminate his employment with the Company and the Parent for other than Good Reason. In such event, the Executive's employment shall terminate as of the 90th day following the giving of written notice by the Executive to the Company of his decision to terminate other than for Good Reason, or such earlier date as the Company may specify in written notice to Executive, and the Company shall pay to Executive, as severance pay, the amounts described in Section 3.5.

    3.2  Termination for Cause.

    (a)  For  purposes  of  this  Article  III,   "Cause" shall  mean  only  the
         following:

         (1) an intentional act or acts of dishonesty by the Executive constituting a felony and resulting or intended to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense;

         (2) a deliberate and intentional refusal by the Executive to comply with Sections 1.1 and 1.2 of this Agreement (other than any such failure to comply resulting from the Executive's incapacity due to illness or accident) and which failure to comply results in demonstrably material injury to the Company, provided, however, that the Executive shall have either failed to remedy such failure to comply within 30 days from his receipt of written notice from the Secretary of the Company demanding that he remedy such failure to comply, or shall have failed to take all reasonable steps to that end during such 30-day period and thereafter; or

         (3) failure by the Executive, on at least three separate occasions (each occurring less than 24 months apart), to comply with Sections 1.1 and 1.2 of this Agreement for a significant period of time (other than any such failure to comply resulting from the Executive's incapacity due to illness or accident), and provided that the Company has, on each such occasion, promptly advised the Executive of such failure to comply by a written notice which sets forth the details of such failure to comply.


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

    (b) Termination shall not be for Cause pursuant to the foregoing unless there shall be delivered to Executive, along with the termination notice, a certified copy of a resolution of the Board of Directors of the Company finding that Executive was guilty of conduct set forth in subsections (a)(1), (2) or (3) above and specifying the particulars thereof in detail. The resolution must be adopted by the affirmative vote of not less than that number of directors equal to the greater of
         (i) 4 directors or (ii) two-thirds of the entire membership (whether or not present) of the Board of Directors (other than Executive and directors who are employees of the Company or the Parent) at a meeting called and held for that purpose and at which Executive was given an opportunity to be heard. For purposes of the minimum number of directors required in the preceding sentence, any fraction shall be rounded up to the next higher whole number of directors.

    (c) Anything herein to the contrary notwithstanding, the employment of Executive shall not be considered to have been terminated by the Company for Cause if termination of his employment took place solely because of one or more of the following:

         (1) as a result of bad judgment of negligence on the part of Executive, or

         (2) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which Executive was not legally entitled; provided, however, that this subsection
              (c)(2) shall  not apply  to a termination  pursuant to  subsection
              (a)(3) above, or

         (3) because of an act or omission believed by Executive in good faith to have been in or not opposed to the interests of the Company, or

         (4) as the result of an act or omission which occurred more than 12 calendar months prior to Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than Executive), in which case more than 12 calendar months prior to the date that the commission of such act or such omission was or could reasonably have been so known; provided, however, that this subsection (c)(4) shall not apply to a termination pursuant to subsection (a)(3) above; or

         (5) as a result of a continuing course of action which commenced and was or could reasonably have been known to a member of the


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              Board of Directors of the Company (other than Executive) more than
              12 calendar months prior to notice having been given to the Executive of the termination of his employment; provided, however, that this subsection (c)(5) shall not apply to a termination pursuant to subsection (a)(3) above.

    3.3  Good Reason

    (a)  For the purposes of this Article III, "Good Reason" shall mean:

         (1) the authority, powers, functions, responsibilities or duties assigned to Executive pursuant to this Agreement are materially and adversely diminished without his written consent (except any diminution that occurs solely as a result of the fact that the Company or Parent ceases to be a public company);

         (2) Executive is removed as a director of the Company and Parent (or any successor thereto);

         (3) a breach of Article II of this Agreement with respect to the salary, incentive compensation and benefits of Executive; or

         (4) after a Change of Control (as defined in Section 4.1), Executive is required, without his written consent, to locate his office more than 35 miles distant by public highway from his office immediately prior to the Change of Control (but only if the distance between the Executive's residence and such new office is greater than the distance between his residence and office immediately prior to the Change in Control) or to travel on business more than 60 working days in any year or more than 21 consecutive days at any one time.

    (b) Executive shall give written notice to the Company of termination for Good Reason within six months of the event giving rise to such notice and allow the Company 30 days after the Company's receipt of such notice to cure such breach. If the Company disputes any contention by Executive that there has been Good Reason, such dispute shall be resolved by binding arbitration held in Minneapolis, Minnesota in accordance with the Employment Dispute Resolution Rules of The American Arbitration Association then in effect. The arbitrator shall be an attorney with experience in employment disputes who is mutually selected by the parties. Judgment may be entered on the arbitration award in any court having jurisdiction.

    (c) In the event of the liquidation, dissolution, consolidation or merger of the Company or transfer (in one transaction or a series of transactions) of 70% or more of its assets (regardless of whether such event is not a

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         Change of  Control within the  meaning of Section  4.1(c) because it is approved by the Continuing Directors), and the successor entity does not assume all duties and obligations of the Company under this Agreement or otherwise make arrangements with Executive satisfactory to Executive for employment of the Executive by the successor, then Executive may within 90 days following such event give written notice to the Company of his termination of employment (effective as of 90 days following such notice or such earlier date as specified by the Company in written notice to Executive), which shall be deemed termination for Good Reason.

    3.4 Severance Benefits. In the event of termination of Executive's employment by the Company without Cause, or termination by the Executive for Good Reason, the Company shall provide Executive with the following compensation and benefits:

    (a) Salary. The Company shall pay Executive during the remainder of the Period of Employment as in effect immediately prior to such termination, as if such termination had not occurred, an amount equal to the base salary provided in Section 2.1, including any increases therein provided, at the times therein stated, for the month in which termination shall have occurred and for each month thereafter during such Period, less in respect of each such month the amounts, if any, paid to him pursuant to the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan and the amounts the Executive would have paid in cash in respect of employee benefits provided for in
         Section 2.3, if Executive were still employed.

         Notwithstanding the foregoing, in the event of a termination following a Change of Control, the salary amount described above shall be (i) determined based on a remaining Period of Employment of not less than 36 months (even if the actual Period of Employment is shorter) and (ii) paid in a single lump sum within 20 days after such termination.

    (b) Annual Incentive. The Company shall pay the Executive during the remainder of the Period of Employment as in effect immediately prior to such termination, as if such termination had not occurred, in full substitution for his rights under the Company's Management Incentive Plan, or, if applicable, the Alternate Plan, or any successor plan then in effect, a substitute incentive award, for the year in which termination occurred and for each subsequent calendar year, or portion thereof (in which case such substitute award shall be only in proportion to such portion), during such Period which shall be equal to the greater of:

         (1)  60% of Executive's base salary for the applicable calendar year as
              described  in   Section  2.1  (including  any  increases   therein
              provided),  or


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         (2)  the  average  percentage  (of  salary)  of the awards received  by
              Executive in respect of the three calendar years next preceding the year in which the first such substitute incentive award is paid times such base salary.

         The substitute incentive award shall be paid in a single lump sum on the first day of February of each year, except that a pro rata award for that portion of the calendar year in which the Period of Employment ends shall be paid in a single lump sum on the last day of the Period of Employment.

         Notwithstanding the foregoing, in the event of a termination following a Change of Control, the substitute incentive awards described above shall be (i) determined based on a remaining Period of Employment of not less than 36 months (even if the actual Period of Employment is shorter) and (ii) paid at one time within 20 days after such termination in an amount equal to the aggregate lump sum value of such substitute awards.

    (c) Long-Term Incentive. The Company shall pay Executive in full substitution for any rights under all outstanding performance awards under the Long-Term Incentive Plan, or, if applicable, the Alternate Plan, or any successor plan then in effect, held by Executive at the time of such termination, for each year during the remainder of the Period of Employment a substitute long-term award as follows:

         (1) If the termination occurs after the completion of any performance cycle under the applicable plan but before the award for such cycle has been paid, the substitute award for the year in which termination occurs will equal the percentage of Executive's base salary actually earned under the terms of the applicable plan for such completed cycles and will be paid at the same time other participants are paid for such completed cycles. Otherwise, a substitute long-term award will not be paid in the year of termination if Executive has already received in such year a long-term incentive payment pursuant to the applicable plan.

         (2) The substitute long-term award for all other years will equal the greater of (i) 50% of Executive's then current annual base salary as provided in subsection (a) above or (ii) the average percentage (of salary) of the two most recent long-term awards paid to the Executive times such base salary and will be paid by February 1st of the year for which the payment is being made.

         (3) If the final year of the Period of Employment is a partial year, the substitute long-term award for such year (determined as in

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              subparagraph  (2) above) will be  prorated  based on the number of days in such partial year.

              For example: If the Executive is terminated in January 2001 before payment is made for the completed 1999 - 2000 performance cycle, the Executive's substitute long-term award for the year of termination (2001) will be equal to the award earned by the Executive under such completed cycle and will be paid at the same time as other participants are paid. If the Executive is terminated in the year 2001 after the payment for the 1999-2000 performance cycle has been made, the first substitute long-term award will be paid in the year 2002. In either case, the Executive's substitute long-term award for the year 2002 will be paid by February 1, 2002 and will equal the greater of (i) 50% of Executive's then current annual base salary or (ii) the average percentage (of salary) of the long-term awards paid to the Executive in 2000 and 2001 times such base salary.

         Notwithstanding the foregoing, in the event of a termination following a Change of Control, the substitute long term incentive awards described above shall be (i) determined based on a remaining Period of Employment of not less than 36 months (even if the actual Period of Employment is shorter) and (ii) paid at one time within 20 days after such termination in an amount equal to the aggregate lump sum value of such substitute awards.

    (d) Stock Awards. Each outstanding stock option to purchase shares of the Company's or the Parent's common stock and any stock appreciation right that is held by Executive at the time of such termination shall become vested and exercisable in full. Each stock option to purchase shares of the Company's or the Parent's common stock granted to Executive on or after the date hereof shall contain the following provision:

              In the event that the Optionee's Period of Employment under his Employment Agreement with the Company dated as of July 26, 1999 is terminated pursuant to Section 3.1(b) thereof, this Option shall become exercisable in full.

         In addition, all restrictions upon any restricted stock previously granted to Executive by the Company or the Parent shall be deemed to have lapsed and Executive shall be entitled to receive all such shares of restricted stock. Similarly, Executive shall be entitled to receive all shares covered by outstanding deferred stock awards previously granted to Executive by the Company or the Parent as if the deferral period and all conditions pertaining thereto had expired or been satisfied, as the case may be.

    (e) Death, Disability and Medical Benefits. During the remainder of the Period of Employment as in effect immediately prior to such termination, as if such termination had not occurred, the Executive shall continue to be entitled to all employee benefits provided for in
         Section 2.3(f), (g), and (h), as if Executive were still employed during such period under this Agreement, with benefits based upon the compensation and increases provided in subsection (a), and upon the assumption that Executive was continuing to pay or continued to be deemed to have paid in cash in respect of such benefits the amounts (and only the amounts) by which the payments otherwise due Executive under subsection (a) were reduced in respect to such benefits, and if and to the extent the said benefits shall not be payable or provided under any plan by reason of Executive no longer being an employee of the Company as a result of Executive's termination, the Company itself shall pay or provider therefor. Notwithstanding the foregoing, if Executive is entitled to death, disability or medical benefit coverage of the kind described in Section 2.3(f), (g) or (h) from other employment or a consulting position during the Period of Employment, such benefits provided under this Agreement shall be reduced or coordinated as provided in subsection (g) below.

    (f) Retirement Benefits. The Company shall pay to Executive during the remainder of his life following the expiration of the Period of Employment as in effect immediately prior to such termination, and, after his death, to his surviving spouse (subject to such optional method of payment election as may be made under the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan and as further described below), a supplemental retirement benefit which shall be equal to the excess of:

         (1) an aggregate benefit at least equal to the benefit that would have been paid under the Employees' Retirement Plan and Supplemental Executive Retirement Plan, subject to any plan amendments or terminations generally applicable to all of the Company's senior officers which are adopted prior to the date of such termination, if the Executive had continued to be employed and to be entitled to service credit for benefits during the remainder of such Period of Employment at an annual rate of compensation equal to his compensation and increases provided in subsections (a) and (b) (unless during such remainder the Executive dies or becomes disabled, in which event such benefit shall be reduced to reflect application of the last two sentences of subsection(e), over

         (2) the aggregate benefit actually payable to the Executive under the Employees' Retirement Plan and Supplemental Executive Retirement Plan.

         In clarification of the foregoing paragraph (1), in determining whether any actuarial reduction would apply (and the amount of such reduction, if any) under the early retirement provisions of the Employees' Retirement Plan and Supplemental Executive Retirement Plan (to reflect the early commencements of benefits), the age which the Executive would have attained at the expiration of such Period, and the accredited service he would have had at such time, shall be used. An election made by Executive under the Employees' Retirement Plan and Supplemental Executive Retirement Plan as to a joint and survivor or other optional method of payment and as to the time for commencement of payments shall be applicable to such supplemental retirement benefit, with application of discount factors no less favorable to Executive than those in effect under the Employees' Retirement Plan and Supplemental Executive Retirement Plan on the date of such termination. Notwithstanding the foregoing, Executive may, by a notice in writing filed with the Plan Administrator for the Employees' Retirement Plan and Supplemental Executive Retirement Plan, designate any person as the payee of amounts due hereunder after his death (in the manner, and with the effect, described in the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan).

         Notwithstanding the foregoing, in the event of a termination following a Change of Control, the supplemental retirement benefit described above shall be (i) calculated based upon the Executive's years of service at the time of the termination plus an additional five years and disregarding the requirement of five years of participation in the Supplemental Executive Retirement Plan, and (ii) paid in a single sum within 20 days after such termination in an amount equal to the lump sum value of such benefit.

    (g) Subsequent Employment. Notwithstanding the foregoing, to the extent that the Executive shall receive cash compensation that is subject to federal income taxation in respect of other employment or a consulting position with another company and that is payable to Executive solely in respect of the remainder of the Period of Employment as in effect immediately prior to such termination, or a portion thereof, the payments to be made by the Company under subsections (a), (b), and (c) for the remainder of the Period of Employment as in effect immediately prior to such termination or such portion thereof, as the case may be, shall be correspondingly reduced, and any supplemental retirement benefit payments pursuant to subsection (f) shall be calculated after taking such reduction into account. In the event Executive has received lump sum payments following a Change of Control as provided above, Executive agrees to re-pay the Company in quarterly payments the reductions described in the foregoing sentence.

         Furthermore,  to  the extent  that benefits of the kind provided for in
         Section 2.3 (f), (g) and (h) are payable in respect of such other employment or consulting position, any death or disability benefits so payable under subsequent employment shall reduce benefits of such kind otherwise payable under subsection (e) above and any medical/dental/ welfare benefits so payable under subsequent employment shall be deemed the primary coverage for purposes of coordination of benefits under subsection (e) above and avoiding duplication of benefits.

         Notwithstanding the foregoing, Executive shall not be required to minimize damages or severance payments under this Agreement by seeking or accepting other employment or a consulting position.

    (h) After Death or Disability. Upon the death of Executive during the period that payment of the amounts specified in subsection (a) above are required to be made, the obligation of the Company to make payments to the Executive under this Section 3.4 shall cease as of the date of death and the benefits described in Section 3.7 shall become payable. In the event of the disability of the Executive during such Period, the obligation to make payments under subsections (a) and (b) above shall be suspended as of the date specified in Section 2.2 for the cessation of payments of salary and Executive shall be entitled to the benefits described in Section 3.6, and such obligation shall be reinstated again only if during such period Executive ceases to be disabled.

    3.5 Severance Pay Upon Voluntary Termination. In the event Executive terminates employment with the Company other than for Good Reason, the Company shall provide Executive with the following compensation and benefits:

    (a) Executive shall receive monthly an amount equal to his monthly salary (at his annual rate of salary in effect on the date of such termination) for the month in which termination shall have occurred and for each month thereafter during the period ending the earlier of

         (1) the expiration of the 12 months immediately following the date of such termination, or

         (2)  the end of the Period of Employment under Section 1.3,

         less in respect of each such month the amount, if any, paid to him pursuant to the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan and the amounts Executive would have paid in cash in respect of employee benefits provided for in Section 2.3 if the executive were still employed.

    (b) During the period that the payments of the amounts specified in subsection (a) are required to be made, Executive shall continue to be entitled to all employee benefits provided for in Section 2.3(f), (g), and (h) as if Executive were still employed during such period under this Agreement, with benefits based upon the compensation provided in subsection (a) and upon the assumption that Executive was continuing to pay or continued to be deemed to have paid in cash in respect to such benefits the amounts (and only the amounts) by which the payments otherwise due Executive under subsection (a) were reduced in respect of such benefits, and if and to the extent that such benefits shall not be payable or provided under any such plan by reason of Executive no longer being an employee of the Company as a result of Executive's termination, the Company itself shall pay or provide therefor. Notwithstanding the foregoing, if Executive is entitled to disability or medical benefit coverage of the kind described in Section 2.3(g) or
         (h) from other employment or a consulting position during the Period of Employment, such benefits provided under this Agreement shall be coordinated as provided in subsection (d) below.

    (c) The Company shall pay to the Executive during the remainder of his life following the expiration of the period specified in subsection (a) and, after his death, to his surviving spouse (subject to such optional method of payment election as may be made under the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan and as further described below), a supplemental retirement benefit which shall be equal to the excess of

         (1) an aggregate benefit at least equal to the benefit that would have been paid under the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan, subject to any plan amendments or terminations generally applicable to all of the Company's senior officers which are adopted prior to the date of such termination, if the Executive had continued to be employed and to be entitled to service credit for benefits during such period specified in subsection (a) at an annual rate of compensation equal to his compensation provided in subsection (a) (unless during such remainder the Executive dies or becomes disabled, in which event such benefit shall be reduced to reflect application of the last two sentences of subsection (b)), over

         (2) the aggregate benefit actually payable to Executive under the Employees' Retirement Plan and Supplemental Executive Retirement Plan .

         In clarification of the foregoing paragraph (1), in determining whether any actuarial reduction would apply (and the amount of such reduction, if any, under the early retirement provisions of the Employees' Retirement Plan and Supplemental Executive Retirement Plan (to reflect the early commencement of benefits), the age which Executive would have attained at the expiration of such period, and the accredited service he would have had at such time, shall be used. An election made by Executive under the Employees' Retirement Plan and Supplemental Executive Retirement Plan as to a joint and survivor or other optional method of payment and as to the time for commencement of payments shall be applicable to such supplemental retirement benefit, with application of discount factors no less favorable to Executive than those in effect under the Employees' Retirement Plan and Supplemental Executive Retirement Plan on the date of such termination. Notwithstanding the foregoing, Executive may, by a notice in writing filed with the Plan Administrator for the Employees' Retirement Plan and Supplemental Executive Retirement Plan, designate any person as the payee of amounts due hereunder after his death (in the manner, and with the effect, described in the Company's Employees' Retirement Plan and Supplemental Executive Retirement Plan).

    (d) Notwithstanding the foregoing, to the extent that Executive shall receive cash compensation that is subject to federal income taxation in respect of other employment or a consulting position with another company and that is payable to Executive solely in respect to the period specified in subsection (a) or a portion thereof, the payments to be made by the Company under subsection (a) for such period or such portion thereof, as the case may be, shall be correspondingly reduced, and any supplemental retirement benefit payments pursuant to subsection
         (c) shall be calculated after taking such reduction into account. Furthermore, to the extent that benefits of the kind provided for in
         Section 2.3(g) and (h) are payable in respect of such other employment or consulting position, disability benefits of the kind described in
         Section 2.3(g) so payable shall reduce benefits of such kind otherwise payable under subsection(b) and medical and dental benefits of the kind described in Section 2.3(h) so payable shall be deemed the primary coverage for purposes of coordination of benefits and avoiding duplication of benefits. Notwithstanding the foregoing, the Executive shall not be required to minimize payments of benefits under this Agreement by seeking or accepting other employment or a consulting position.

    (e) Upon the death of the Executive during the period that payments of the amounts specified in subsection (a) are required to be made, the obligation of the Company to make payments to the Executive under this
         Section 3.5 shall cease as of the date of death and the benefits described in Section 3.7 shall become payable. In the event of the disability of the Executive during the period that payments of the amounts specified in subsection (a) are required to be made, the obligation to make payments under subsection (a) shall be suspended as of the date specified in
         Section 2.2 and Executive shall be entitled to the benefits described in Section 3.6, and such obligation shall be reinstated again only if during such period Executive ceases to be disabled.

    3.6 Disability. If Executive has become disabled from performing his duties under this Agreement and the disability has continued for a period of six consecutive months or for an aggregate of 180 days during nine consecutive months, the Period of Employment under this Agreement shall terminate. Such termination shall not result in payments pursuant to Sections 3.4 or 3.5 above, the disability benefits provided by the Company being in full satisfaction of the Company's obligation to Executive.

    3.7 Death. Upon the death of Executive during the Period of Employment, the Period of Employment and the obligation of the Company to make payments under
Section 2.1 shall cease as of the date of death, and benefits shall become payable under the death benefit plans described in Section 2.3(f) in accordance with their terms, exclusive of any plan amendments that reduce or terminate benefits thereunder not generally applicable to all of the Company's senior officers.

    3.8 Non-Competition and Confidentiality. In consideration for the payments and benefits to be provided to Executive under this Agreement, Executive agrees to comply with the following requirements:

    (a) Agreement Not to Compete. Executive agrees that, on or before the first anniversary of the date Executive's employment under this Agreement terminates under Section 3.1, he will not, unless he receives the prior written approval of the Chairman of the Board of the Parent, directly or indirectly engage in any of the following actions:

         (1) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, director, employee, partner, stockholder, consultant or otherwise, any entity that is a competitor of the Company if the amount of competition is significant, i.e., the competition is in a line of business or products that constitute more than five percent of the gross revenues of both the Company and its consolidated subsidiaries and the competitor. However, nothing in this subsection (a) shall preclude Executive from (i) holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market or (ii) continuing to engage in any activities or investments that the Executive participated in prior to his termination of employment if such activities or investments did not violate Company policy.

         (2) Intentionally solicit, endeavor to entice away from the Parent or the Company, or any of their subsidiaries, or otherwise interfere with the relationship of the Parent or the Company, or any of their subsidiaries with, any person who is employed by or otherwise engaged to perform services for the Parent or the Company, or any of their subsidiaries (including, but not limited to, any independent sales representatives or organizations), or any persons or entity who is, or was within the then most recent 12-month period, a customer or client of the Parent or the Company, or any of their subsidiaries, whether for Executive's own account or for the account of any other individual, partnership, firm corporation or other business organization.

         If the scope of the restrictions in this subsection are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

    (b) Non-Disclosure of Information. During the period of his employment hereunder, and at all times thereafter, Executive shall not, without the written consent of the Chief Executive Officer of the Parent, disclose to any person, other than an employee of the Parent or the Company, or any of their subsidiaries or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Parent or the Company, except where such disclosure may be required by law, any material confidential information obtained by him while in the employ of the Parent or the Company with respect to any of their products, technology, know-how or the like, services, customers, methods or future plans, all of which Executive acknowledges are valuable, special and unique assets the disclosure of which Executive acknowledges may be materially damaging to the Parent or the Company.

    (c) Remedies. Executive acknowledges that the Parent's or the Company's remedy at law for any breach or threatened breach by Executive of subsection (a) or (b) will be inadequate. Therefore, the Parent or the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Parent or the Company under this Agreement or applicable law.

IV. CHANGE OF CONTROL

    4.1 Change of Control Defined. For purposes of this Agreement, "Change of Control" means the occurrence of any of the following:

    (a)  The  acquisition by any person, entity or "group" within the meaning of
         Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), other than the Company, the Parent or any of their affiliates, or any employee benefit plan of the Company and/or its affiliates, of beneficial ownership (within the meaning of Rule 13(d)-3 under the 1934 Act) of shares of stock of the Company or the Parent having twenty five percent (25%) or more of the total number of votes that may be cast for election of the Directors of the Company or the Parent in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as defined below).

    (b) A change in the composition of the Board of Directors of the Company or the Parent such that at any time a majority of the Board are not Continuing Directors. "Continuing Directors" refers to the individuals who serve as Directors at the effective date of this Agreement and any individual whose term of office as a Director begins thereafter if the nomination or election of such Director was approved in advance by a
         vote of at  least   three-quarters  of  the  then  serving  Continuing
         Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934
         Act).

    (c) The approval by the shareholders of the Company or the Parent of a reorganization, merger, consolidation, liquidation or dissolution of the Company or the Parent, or of the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or the Parent other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors.

    (d) Any other occurrence if at least a majority of the Continuing Directors determine in their discretion that there has been a Change of Control of the Company or the Parent.

    4.2  Vesting of Stock  Options  and  Restricted  Stock.  Upon  a  Change  of
Control, the right of Executive to exercise any and all stock options to purchase shares of the Company's or the Parent's stock and any stock appreciation rights held by Executive shall, to the extent that such options and rights shall not theretofore have been exercised, become fully vested and exercisable immediately, all restrictions upon any restricted stock previously granted to Executive shall be deemed to have lapsed and the deferral period and all conditions pertaining to any deferred stock awards previously granted to Executive shall be deemed to have expired or have been satisfied, as the case may be, and Executive shall be entitled to receive all such shares of restricted or deferred stock. All restricted stock and all deferred stock awards granted to Executive on or after the date hereof shall be awarded subject to the conditions described in the immediately preceding sentence. All options issued or awarded to the Executive on or after the date hereof shall contain the following provision:

         Notwithstanding anything herein contained to the contrary, in the event that a Change of Control, as defined in Section 4.1 of the Optionee's Employment Agreement with the Company dated as of July 26, 1999 should occur, this Option shall immediately thereafter become exercisable in full.

    4.3 Trust Requirement After Change of Control. To assure the performance of the Company and the Parent of their obligations under this Agreement in the event of a Change of Control, the Company or the Parent shall, upon the request of Executive immediately prior to a Change of Control, deposit in an irrevocable trust with a trustee designated by Executive, an amount of liquid assets equal to the present value of the maximum amount of all lump amounts which could be paid to Executive under Section 3.4 in the event of a termination of employment of Executive without Cause following a Change of Control. Such trust shall be established and funded only if and to the extent that the establishment of such trust does not contravene the provisions of any loan agreement under which the Company or the Parent is obligated; provided, however, that the Company and Parent (as opposed to the lender under any such loan agreement) may not seek to preclude the establishment of such trust by initiating the entering into, renegotiating or amending of any such loan agreement, a principal purpose which entering into, renegotiating or amendment is such preclusion. The trust shall be reasonably satisfactory in form and substance to the Executive, with no greater rights in Executive than an unsecured creditor of the Company and Parent. To the extent there are not amounts in trust sufficient to pay Executive under this Agreement, the Company and Parent shall be and remain liable therefore.

V.  MISCELLANEOUS

    5.1 Amendment. This Agreement may be amended only in a writing that is signed by all parties.

    5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to the employment of the Executive by the Company and the Parent. There are no other agreements, conditions, or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements, promises, and representations relating to the employment of Executive by the Company and the Parent.

    5.3 Assignment. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or obligations under this Agreement.

    5.4 Successors. Subject to Section 5.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company and the Parent, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

    5.5 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

         If to the Company, to:

         The Musicland Group, Inc.
         10400 Yellow Circle Drive
         Minnetonka, Minnesota 55343

         Attention:  Secretary

         If to Executive, to:

         The Musicland Group, Inc.
         10400 Yellow Circle Drive
         Minnetonka, Minnesota 55343

         Attention:  _________________

         With an additional copy to (home address):

         ----------------------
         ----------------------
         ----------------------

or to such other addresses as either party may be designate in writing to the other party from time to time.

    5.6 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

    5.7  Potential Excise Taxes.

         (a) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by or on behalf of the Company or Parent to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue
              Code of 1986. as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being, collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an additional amount (the "Gross-Up Payment") such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. Notwithstanding the foregoing, no amount shall be paid under this
              Section 5.7, and the amounts payable to Executive under this Agreement shall be reduced to the amount at which no such Excise Tax is payable, if the result of such reduction is to place Executive in the same or a better after-tax position than would result from making the additional payments provided under this Section.

         (b) Determination of Gross-Up Payment. Subject to sub-paragraph (c) below, all determinations required to be made under this Section 5.7, including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change of Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within 30 days after the date of the Executive's termination of employment. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required under this Section 5.7 (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this Section 5.7 shall be promptly paid by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a penalty. Any determination by the Accounting Firm shall be binding upon the Company and the
              Executive.  As a  result of the uncertainty  in the application of
              Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to sub-paragraph (c) below, and the Executive is thereafter required to make a payment of Excise Tax, the
              Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within 5 days after such determination.

         (c) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

              (1) give the Company any information reasonably requested by the Company relating to such claim;

              (2) take such action in connection with contesting such claim as the Company shall reasonably request in waiting from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

              (3) cooperate with the Company in good faith in order to effectively contest such claim; and

              (4) permit the Company to participate in any proceedings relating to such claim, provided that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.

              Without limitation on the foregoing provisions of this subparagraph (c), the Company shall control all proceedings taken in connection with such contest. At its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. Furthermore, the Company agrees to hold in confidence and not to disclose, without Executive's prior written consent, any information with regard to Executive's tax position which the Company obtains pursuant to this Section 5.7.

         (d) Suit for Refund. If the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis. If the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the
              Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

    5.8 Indemnification. The Company will indemnify Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the State of Delaware, as in effect at the time of the subject act or omission, or by the Restated Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the effective date of this Agreement, or by the terms of any indemnification agreement between the Company and Executive, whichever affords or afforded greater protection to Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage affordable for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any actions, suit or proceeding to which he (or his legal representatives or their successors) may be made a party by reason of his being or having been a director, officer or employee of the Company, the Parent or any subsidiary of either of them, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

    5.9 Attorney's Fees. In the event of any litigation, arbitration, or other proceeding between the Company and Executive with respect to this Agreement or the enforcement of Executive's rights hereunder, the Company shall periodically reimburse Executive for all of the reasonable costs and expenses relating to such litigation, arbitration or proceeding (including, without limitation, reasonable attorneys' fees), regardless of outcome. In no event shall Executive be required to reimburse the Company or the Parent for any of the costs or expenses relating to such litigation, arbitration, or proceeding.

    5.10 Joint and Several Liability. All duties, undertakings, obligations, and liabilities of the Company and the Parent arising under this Agreement shall be the joint and several liability of the Company and the Parent.

    5.11 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal, or unenforceable provision shall be deemed replaced by a provision that is valid, legal, and enforceable and that comes closest to expressing intention of the parties.

    5.12 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

    5.13 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning of interpretation of any of the provisions of this Agreement.

    5.14 Counterparts. This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                       MUSICLAND STORES CORPORATION

                                       THE MUSICLAND GROUP, INC.



                                       By:
                                          -----------------------------------
                                             William A. Hodder
                                             Chairman, Compensation Committee

                                       EXECUTIVE


                                       --------------------------------------